Exhibit 99.2

News Release

FOR IMMEDIATE RELEASE
MAY 2, 2011

CHESAPEAKE ENERGY CORPORATION ANNOUNCES EXPIRATION OF CASH
TENDER OFFERS ON SENIOR NOTES AND AN EXTENSION OF TENDER
OFFERS FOR CERTAIN OTHER SENIOR NOTES

OKLAHOMA CITY, OKLAHOMA, MAY 2, 2011 – Chesapeake Energy Corporation (NYSE:CHK) today announced the expiration and final results of its previously announced cash tender offers to purchase a portion of the outstanding principal amount of each series of its senior notes listed in Table 1 below (collectively, the “Notes”). The tender offers for the Notes expired at 11:59 P.M., New York City time, on April 29, 2011.  An aggregate of $393,638,000 in principal amount of the dollar-denominated Notes and €255,835,000 in principal amount of the euro-denominated Notes was validly tendered and accepted for purchase in the tender offers.  Chesapeake expects the final settlement of the tender offers for the Notes to occur today, except with regard to the 6.250% Euro-denominated Senior Notes due 2017, which Chesapeake expects will occur tomorrow, May 3, 2011.

Table 1
Notes	CUSIP Number/ISIN Number/ Common Code	Principal Amount Outstanding	Series Maximum	Principal Amount Tendered	Principal Amount Accepted for Purchase
7.625% Senior Notes due 2013	165167BY2	$500,000,000	$100,000,000	$35,890,000	$35,890,000
6.250% Euro- denominated Senior Notes due 2017(1)	027393390 (ISIN: XS0273933902)	€600,000,000	€253,690,000	€255,835,000	€255,835,000
6.875% Senior Notes due 2018	165167CE5	$600,000,000	$150,000,000	$126,332,000	$126,332,000
7.250% Senior Notes due 2018	165167CC9	$800,000,000	$200,000,000	$131,416,000	$131,416,000
6.625% Senior Notes due 2020	165167CF2	$1,400,000,000	$100,000,000	$531,816,000	$100,000,000

(1) Chesapeake accepted an additional amount of the 6.250% Euro-denominated Senior Notes due 2017 not in excess of two percent of the principal amount outstanding of such series of Notes, as permitted by Rule 14e-1(b) under the Securities Exchange Act of 1934.

INVESTOR CONTACTS:		MEDIA CONTACTS:	CHESAPEAKE ENERGY CORPORATION
Jeffrey L. Mobley, CFA	John J. Kilgallon	Jim Gipson	6100 North Western Avenue
(405) 767-4763	(405) 935-4441	(405) 935-1310	P.O. Box 18496
jeff.mobley@chk.com	john.kilgallon@chk.com	jim.gipson@chk.com	Oklahoma City, OK 73154

The tender offers for the Notes were made pursuant to the terms of an Offer to Purchase dated April 4, 2011 (as amended, the "Offer to Purchase") and the related Letter of Transmittal.  The table above sets forth the principal amount of each series of Notes that Chesapeake offered to purchase in the column entitled "Series Maximum," the principal amount of each series of Notes that was tendered and the principal amount of each series of Notes that was accepted for purchase.  If the principal amount of Notes tendered for any series exceeds the applicable series maximum for such series of Notes (or, in the case of the 6.250% Euro-denominated Senior Notes due 2017, the increased principal amount being accepted for purchase), Chesapeake accepted tendered Notes of such series on a pro rata basis, as more fully set forth in the Offer to Purchase.

Chesapeake also announced that it has increased the tender offer Series Maximums with respect to its 9.500% Senior Notes due 2015 and its 6.500% Senior Notes due 2017 (together, the "Extended Notes").  Table 2 below sets forth the principal amount of each series of Extended Notes that had been validly tendered (and not validly withdrawn) as of 11:59 P.M., New York City time, on April 29, 2011, the principal amount of each series of Extended Notes that Chesapeake originally offered to purchase and the increased principal amount of each series of Extended Notes that Chesapeake is offering to purchase in the columns entitled "Principal Amount Tendered," “Original Series Maximum” and “Revised Series Maximum,” respectively.

Table 2
Extended Notes	CUSIP Number	Principal Amount Outstanding	Principal Amount Tendered	Original Series Maximum	Revised Series Maximum	Purchase Price(1)
9.500% Senior Notes due 2015	165167CD7	$1,425,000,000	$138,435,000	$100,000,000	$138,435,000	$1,190.00
6.500% Senior Notes due 2017	165167BS5	$1,100,000,000	$438,961,000	$150,000,000	$438,961,000	$1,090.00

(1) Per $1,000 in principal amount of Extended Notes validly tendered (and not validly withdrawn) and accepted for purchase in the tender offers, excluding accrued and unpaid interest from the last interest payment date, which will be paid in addition to the Purchase Price to, but not including, the revised settlement date, which Chesapeake expects will be May 16, 2011.  Holders who validly tendered (and did not validly withdraw) Extended Notes before 5:00 p.m., New York City time, on April 15, 2011, which was the early tender deadline, and whose Extended Notes are accepted for purchase by Chesapeake, will receive an additional early tender premium of $20 per $1,000 in principal amount of Extended Notes.

Due to the increase in Series Maximums, the expiration date for the tender offers for the Extended Notes has been extended to 11:59 p.m., New York City time, on May 13, 2011.  Chesapeake reserves the right to further increase the Series Maximum for each series of the Extended Notes at any time on or before the expiration date.  No withdrawal rights have been reinstated with respect to either series of the Extended Notes.  The tender offers for the Extended Notes are also being made pursuant to the Offer to Purchase and the related Letter of Transmittal.

Global Bondholder Services Corporation serves as the Depositary and Information Agent for the tender offers for the Extended Notes.  Holders may obtain copies of the Offer to Purchase and the related Letter of Transmittal from Global Bondholder Services Corporation at (212) 430-3774 (collect, for banks and brokers only) and (866) 470-4200 (toll free).

Deutsche Bank Securities Inc., Citigroup Global Markets Inc. and RBS Securities Inc. serve as the Dealer Managers for the tender offers.  Questions regarding the tender offers may be directed to the Dealer Managers at the addresses and telephone numbers set forth below:

Deutsche Bank Securities Inc. 60 Wall Street New York, NY 10005 Attn: Liability Management Group By Telephone: (855) 287-1922 (toll free) (212) 250-7527 (collect) + 44 (0) 20 7545 8011 (London)
Citigroup Global Markets Inc.
390 Greenwich St., 1st Floor
New York, NY 10013
Attn: Liability Management Group

By Telephone:
(800) 558-3745 (toll free)
(212) 723-6106 (collect)
+44 (0) 20 7986 8969 (London)

RBS Securities Inc. 600 Washington Blvd. Stamford, CT 06901 Attn: Liability Management Group By Telephone: (877) 297-9832 (toll free) (203) 897-6145 (collect) +44 (0) 20 7085 4634 (London)
This announcement is not an offer to purchase or a solicitation of an offer to sell the Notes, the Extended Notes or any other securities.  The tender offers are made solely pursuant to the Offer to Purchase and the related Letter of Transmittal.

This news release contains forward-looking statements, including the anticipated settlement dates of the tender offers.  Forward-looking statements give our current expectations or forecasts of future events. Although we believe our forward-looking statements are reasonable, they can be affected by inaccurate assumptions or by known or unknown risks and uncertainties, and actual results may differ from the expectations expressed. See the “Risk Factors” discussion in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 filed with the U.S. Securities and Exchange Commission on March 1, 2011 for a discussion of risk factors that affect our business.  We caution you not to place undue reliance on our forward-looking statements, which speak only as of the date of this news release, and we undertake no obligation to update this information.

Chesapeake Energy Corporation is the second-largest producer of natural gas, a Top 15 producer of oil and natural gas liquids and the most active driller of new wells in the U.S.  Headquartered in Oklahoma City, the company's operations are focused on discovering and developing unconventional natural gas and oil fields onshore in the U.S.  Chesapeake owns leading positions in the Barnett, Haynesville, Bossier, Marcellus and Pearsall natural gas shale plays and in the Granite Wash, Cleveland, Tonkawa, Mississippian, Bone Spring, Avalon, Wolfcamp, Wolfberry, Eagle Ford, Niobrara and Utica unconventional liquids plays.  The company has also vertically integrated its operations and owns substantial midstream, compression, drilling and oilfield service assets.  Chesapeake’s stock is listed on the New York Stock Exchange under the symbol CHK.  Further information is available at www.chk.com where Chesapeake routinely posts announcements, updates, events, investor information, presentations and press releases.